NEWS RELEASE

Enbridge Reports Strong Third Quarter Results, Announces Accretive Investments and Reaffirms 2025 Financial Guidance

CALGARY, AB, November 7, 2025 /CNW/ - Enbridge Inc. (Enbridge or the Company) (TSX:ENB) (NYSE:ENB) today reported third quarter 2025 financial results, reaffirmed its 2025 financial guidance and provided a quarterly business update.

Highlights

(All financial figures are unaudited and in Canadian dollars unless otherwise noted. * identifies non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.)

•
Third quarter GAAP earnings attributable to common shareholders of $0.7 billion or $0.30 per common share, compared with GAAP earnings attributable to common shareholders of $1.3 billion or $0.59 per common share in 2024
•
Adjusted earnings* of $1.0 billion or $0.46 per common share*, compared with $1.2 billion or $0.55 per common share in 2024
•
Adjusted earnings before interest, income taxes and depreciation and amortization (EBITDA)* of $4.3 billion, compared with $4.2 billion in 2024
•
Cash provided by operating activities of $2.9 billion, compared with $3.0 billion in 2024
•
Distributable cash flow (DCF)* of $2.6 billion compared with the same amount in 2024
•
Reaffirmed 2025 full year financial guidance and multi-year financial outlook
•
Sanctioned Southern Illinois Connector connecting Wood River to Patoka, IL, creating 100 kbpd of long-haul, contracted service to Nederland, TX via a 30 kbpd expansion on Express-Platte and utilizing 70 kbpd of existing capacity on Spearhead for US$0.5B
•
Sanctioned expansion of the Canyon System Pipeline to serve bp's Tiber Offshore development for an incremental US$0.3B
•
Sanctioned expansions of Egan and Moss Bluff natural gas storage facilities to support increasing natural gas demand in the USGC, adding 23 Bcf of incremental capacity for US$0.5B, to be delivered in stages from 2028-2033
•
Sanctioned the Algonquin Gas Transmission (AGT) Enhancement project to serve rising local natural gas demand for US$0.3B
•
Sanctioned the Eiger Express Pipeline, alongside our joint venture partners, adding up to 2.5 Bcf/d of Permian takeaway within Matterhorn Express' existing pathway
•
Reached positive rate case settlements at Enbridge Gas North Carolina and at Enbridge Gas Utah
•
Sanctioned the Pelican CO2 Hub in Louisiana in partnership with Occidental Petroleum Corporation (Oxy) for US$0.3B
•
Exited the quarter with Debt-to-EBITDA* of 4.8x

CEO COMMENT

Greg Ebel, President and CEO commented the following:

“Energy demand continues to grow in North America and beyond. Throughout North America, we have an abundant supply of natural resources. Enbridge is the only company with a large incumbent footprint positioned to deliver gas, liquids and renewable power to customers across the continent and to new markets. Our ‘all-of-the-above’ approach enables us to capitalize on growing demand for all forms of energy, providing first-choice service for customers both today and in the future.

“During the quarter, high utilization across our systems resulted in record Q3 EBITDA, and we’re well set up to achieve our financial guidance for the 20th consecutive year. We also sanctioned $3 billion of attractive projects, leveraging our footprint, scale and diversification.

"In Liquids, we reached a positive final investment decision on the Southern Illinois Connector project, which is backed by 100 kbpd of long-term contracts for full-path service from Western Canada to Nederland, Texas. The project includes a 30 kbpd expansion of Express-Platte and 56 miles of new pipe that connects Wood River to Patoka, Illinois, as well as utilization of 70 kbpd of existing capacity on Spearhead Pipeline. Looking ahead, we are also advancing another 400 kbpd of expansion opportunities to add incremental Western Canadian Sedimentary Basin egress to key North American refining markets. Mainline Optimization Phase 1, which will add 150 kbpd, is in the final stages of customer negotiations and we expect to make an announcement this quarter. The team is also actively advancing Mainline Optimization Phase 2. Utilizing the existing Mainline system, in combination with the Dakota Access Pipeline1, Mainline Optimization Phase 2 would add another 250 kbpd of incremental full-path capacity before the end of the decade. Enbridge will continue to provide quick-cycle, capital efficient expansions to support our customers' growth.

"In Gas Transmission, we sanctioned $2 billion of investment across our footprint to support growing natural gas, power, and LNG demand. Following two successful gas storage open seasons, we are proceeding with a 7 bcf expansion of Moss Bluff and a 16 bcf expansion of Egan. Upon completion, these projects will further enhance Enbridge’s storage presence which already provides critical flexibility for the tightening U.S. Gulf Coast gas market. We are also expanding the Canyon System offshore pipeline project that was previously announced to support bp's Kaskida development, tying to bp's recently sanctioned Tiber development. Earlier in the quarter, we announced the AGT Enhancement, which is expected to deliver approximately 75 Mmcf/d of incremental natural gas under long-term contracts to the U.S. Northeast. This US$0.3 billion project is designed to increase reliable supply and improve affordability by reducing winter price volatility for customers. Finally, through our Matterhorn joint venture, we reached a final investment decision on the Eiger Express Pipeline, an up to 2.5 bcf/d pipeline from the Permian Basin to the Katy, Texas area to serve the growing U.S. Gulf Coast LNG market.

"In Gas Distribution, we completed our first full year of ownership of the three U.S. gas utilities acquired in 2024. We remain very pleased with their performance and have now completed rate cases in all three major jurisdictions. During the third quarter, Enbridge Gas North Carolina and Enbridge Gas Utah both reached positive rate settlements, and new rates are effective November 1, 2025, and expected to be effective January 1, 2026, respectively. As data center investment continues to accelerate, we see more avenues for growth in our utility franchise than originally anticipated. Our Gas Distribution teams are now advancing more than $4 billion of data center and power generation opportunities across 60 different projects to serve our customers’ growing energy needs through the end of the decade.

“In Renewable Power, we have more than 1.4 GW of solar projects expected to enter service through 2027. Enbridge will continue to invest opportunistically, providing power to a growing list of technology and data center players that include Meta and Amazon. We are continuing to monitor the policy environment, but don’t expect any of our sanctioned or late-stage development projects to be impacted by legislative changes to renewable tax credits.

1 The Dakota Access Pipeline is a joint venture owned 38.2% by Energy Transfer, 27.6% by Enbridge, 25% by Phillips 66, and 9.2% by MPLX

“All four of our premier franchises continue to deliver strong results and generate new growth opportunities, reinforcing our ability to win in multiple ways. Year-to-date, Enbridge has added approximately $7 billion to its secured project backlog. We now have $35 billion of sanctioned growth capital entering service through 2030, as we continue to add visibility to our post-2026 5% annual growth outlook for EBITDA, EPS and DCF/share. Looking ahead, we remain committed to disciplined capital allocation, protecting the balance sheet and growing our dividend. We believe that our formula of steady cash flow growth and annual dividend increases will continue to drive strong shareholder returns and positions Enbridge as a first-choice investment.”

FINANCIAL RESULTS SUMMARY

Financial results for the three and nine months ended September 30, 2025 and 2024 are summarized in the table below:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(Unaudited; millions of Canadian dollars, except per share amounts; number of shares in millions)
GAAP Earnings attributable to common shareholders	682	1,293	5,120	4,560
GAAP Earnings per common share	0.30	0.59	2.34	2.12
Cash provided by operating activities	2,868	2,973	9,159	8,938
Adjusted EBITDA[1]	4,267	4,201	14,739	13,490
Adjusted Earnings[1]	997	1,194	4,657	4,397
Adjusted Earnings per common share[1]	0.46	0.55	2.14	2.05
Distributable Cash Flow[1]	2,566	2,596	9,246	8,917
Weighted average common shares outstanding	2,181	2,177	2,180	2,147

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.

GAAP earnings attributable to common shareholders for the third quarter of 2025 decreased by $0.6 billion, or $0.29 per share, compared with the same period in 2024. This decrease was primarily due to non-cash, unrealized changes in the value of derivative financial instruments used to manage foreign exchange, interest rate and commodity price risks as well as the quarterly operating performance factors discussed below.

The period-over-period comparability of GAAP earnings attributable to common shareholders is impacted by certain unusual, infrequent or other non-operating factors which are noted in the reconciliation schedule included in Appendix A of this news release. Refer to the Company's Management's Discussion & Analysis for Q3 2025 filed in conjunction with the quarter-end financial statements for a detailed discussion of GAAP financial results.

Adjusted EBITDA in the third quarter of 2025 increased by $0.1 billion compared with the same period in 2024. This was due primarily to contributions from the acquisition of Enbridge Gas North Carolina in the fourth quarter of 2024, favorable contracting and rate case settlements on U.S. Gas Transmission assets, and placing Texas Eastern Venice Extension in service. These factors were partially offset by lower contributions from the Liquids Pipelines Gulf Coast and Mid-Continent segment.

Adjusted earnings in the third quarter of 2025 decreased by $0.2 billion, or $0.09 per share, compared with the same period in 2024, due to EBITDA factors discussed above offset by higher financing costs and depreciation expense from the acquisition of Enbridge Gas North Carolina and other capital investments.

DCF for the third quarter of 2025 was comparable with the same period in 2024, primarily due to EBITDA factors discussed above, offset by higher financing costs.

Detailed financial information and analysis can be found below under Third Quarter 2025 Financial Results.

FINANCIAL OUTLOOK

The Company reaffirms its 2025 financial guidance for adjusted EBITDA between $19.4 billion and $20.0 billion and DCF per share between $5.50 and $5.90.

The Company also reaffirms its financial outlook presented at its Investor Day on March 4, 2025;

•
2023 to 2026 near-term growth of 7-9% for adjusted EBITDA, 4-6% for adjusted earnings per share (EPS) and approximately 3% for DCF per share; and
•
Post 2026; adjusted EBITDA, EPS and DCF per share are all expected to grow by approximately 5% annually.

Enbridge does not expect tariffs to have a material impact on our current operations or deployment of capital, though the Company will continue to monitor developments.

FINANCING UPDATE

In September 2025, Enbridge Inc. completed a $1.0 billion offering consisting of 30-year hybrid subordinated notes. Proceeds from this offering were used to pay down existing indebtedness, fund capital expenditures, and for general corporate purposes.

In September 2025, Enbridge Gas Inc. completed an $800 million medium-term note offering consisting of $500 million of 10-year notes and $300 million of 30-year notes. Proceeds from these offerings were used to refinance maturing debt at Enbridge Gas Inc.

The Company's rolling 12 month Debt-to-EBITDA metric at the end of the quarter was 4.8x.

SECURED GROWTH PROJECT EXECUTION UPDATE

Enbridge added approximately $3 billion of new projects to its secured growth backlog this quarter:

•
Southern Illinois Connector; US$0.5B
•
Canyon System Pipelines; US$0.3B
•
USGC Storage Growth Program; US$0.5B
•
AGT Enhancement; US$0.3B
•
Pelican CO2 Hub; US$0.3B
•
Eiger Express Pipeline

The secured growth backlog now sits at approximately $35 billion. Financing of the secured growth program is expected to be provided through the Company's anticipated $9-10 billion of annual growth capital investment capacity.

THIRD QUARTER BUSINESS UPDATES

Liquids Pipelines: Southern Illinois Connector

Enbridge has sanctioned the construction of the Southern Illinois Connector, connecting the Platte Pipeline to our jointly owned Energy Transfer Crude Oil Pipeline (ETCOP). Once complete, the project will offer 100 kbpd of long-haul, contracted service to shippers, including 30 kbpd of incremental egress out of the WCSB via an expansion on Express-Platte and utilizing 70 kbpd of existing capacity on Spearhead Pipeline. A new 24-inch pipeline will connect 56 miles from Wood River, Illinois to Patoka, Illinois, offering service to Nederland, Texas in the Gulf Coast and will be 50% jointly owned with Energy Transfer. In addition, new pump stations will add incremental capacity to the Platte system. The 100 kbpd is secured under long-term take-or-pay agreements with investment grade customers. The project is expected to cost US$0.5 billion and enter service in 2028.

Liquids Pipelines: Pelican CO2 Hub

Enbridge has entered into a definitive agreement with a subsidiary of Oxy to design, construct and operate a 2.3 MTPA CO2 transportation and sequestration hub in the Louisiana Mississippi River corridor. The transaction has been structured as a 50/50 joint venture, with Enbridge managing the pipeline and Oxy managing the sequestration portions of the CO2 Hub. The project is supported by a 25-year take-or-pay offtake agreement with an investment grade counterparty. Enbridge expects its share of the project to cost approximately US$0.3 billion, and enter service in 2029.

Gas Transmission: Tiber Offshore Extension to Canyon Pipelines

Enbridge has expanded its Canyon System Pipelines project to serve bp's Tiber offshore production facility in the U.S. Gulf Coast. This project will include both crude oil and natural gas pipeline extensions and is underpinned by long-term contracts. The Canyon Systems Pipelines project was previously sanctioned to support bp's Kaskida offshore development and now includes 24/26" oil pipeline which will connect to Shell Pipeline Company LP's Green Canyon 19 Platform and a 12" gas pipeline connecting to Enbridge's existing Magnolia Gas Gathering Pipeline for both Tiber and Kaskida. The project extension is expected to cost US$0.3 billion, bringing the combined system cost to US$1.0 billion, and enter service in 2029.

Gas Transmission: USGC Storage Growth Program

Enbridge has sanctioned the expansion of two natural gas storage facilities in the US Gulf Coast to support the growing power demand and LNG market. Egan Storage will be expanded over two phases, with the first 8 Bcf phase expected to enter service in 2030. Construction will involve the addition of nearby caverns, adding 16 Bcf of total capacity by 2033. Enbridge has also sanctioned an expansion of Moss Bluff Storage, which is expected to increase storage capability by 7 Bcf and enter service in 2028. Together, these expansions will offer vital storage capacity to Gulf Coast LNG and power generation facilities during periods of high demand. The total cost of both projects is expected to be US$0.5 billion.

Gas Transmission: Eiger Express Pipeline

Enbridge announced it would participate in the construction of the Eiger Express Pipeline via its interest in the Matterhorn joint venture. Eiger is an up to 2.5 Bcf/d pipeline from the Permian Basin to the Katy area and will serve the growing U.S. Gulf Coast LNG market. The project is complementary to the Whistler JV assets and is backed by long-term contracts with predominantly investment grade counterparties. The project is expected to enter service in 2028.

Gas Transmission: AGT Enhancement

Enbridge has sanctioned the Algonquin Gas Transmission Reliable Affordable Resilient Enhancement project (AGT Enhancement), which will deliver approximately 75 Mmcf/d of incremental natural gas to the U.S. Northeast under long-term contracts with investment-grade counterparties. The expanded system will enhance supply reliability and improve affordability by reducing winter price volatility for customers. The project is expected to cost US$0.3 billion and enter service in 2029.

Gas Distribution & Storage: Enbridge Gas North Carolina Rate Settlement

Enbridge has filed a joint stipulated settlement on the Enbridge Gas North Carolina rate case and is pending approval from the North Carolina Utilities Commission. Interim rates were approved and effective November 1, 2025. As a result of the settlement, return on equity increased from 9.60% to 9.65% and equity thickness increased from 52% to 54% resulting in an increase to the annual revenue requirement of $34 million.

Gas Distribution & Storage: Enbridge Gas Utah Rate Settlement

Enbridge has filed a settlement on the Enbridge Gas Utah rate case, increasing the annual revenue requirement by $62 million. A decision on the filing is expected from the Public Service Commission of Utah before the end of the year with new rates expected to take effect on January 1, 2026.

THIRD QUARTER 2025 FINANCIAL RESULTS

GAAP Segment EBITDA and Cash Flow from Operations

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,283	2,325	7,207	7,179
Gas Transmission	1,270	1,146	4,185	4,506
Gas Distribution and Storage	560	522	2,670	1,854
Renewable Power Generation	89	102	421	497
Eliminations and Other	(379)	295	828	(502)
EBITDA[1]	3,823	4,390	15,311	13,534

Earnings attributable to common shareholders	682	1,293	5,120	4,560

Cash provided by operating activities	2,868	2,973	9,159	8,938

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

For purposes of evaluating performance, the Company makes adjustments to GAAP reported earnings, segment EBITDA and cash flow provided by operating activities for unusual, infrequent or other non-operating factors, which allow management and investors to more accurately compare the Company’s performance across periods, normalizing for factors that are not indicative of underlying business performance. Tables incorporating these adjustments follow below. Schedules reconciling EBITDA, adjusted EBITDA, adjusted EBITDA by segment, adjusted earnings, adjusted earnings per share and DCF to their closest GAAP equivalent are provided in the Appendices to this news release.

Adjusted EBITDA By Segment

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,307	2,343	7,264	7,259
Gas Transmission	1,262	1,154	4,085	3,510
Gas Distribution and Storage	560	522	3,000	1,854
Renewable Power Generation	100	86	461	512
Eliminations and Other	38	96	(71)	355
Adjusted EBITDA[1]	4,267	4,201	14,739	13,490

Adjusted Earnings[1]	997	1,194	4,657	4,397
1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Adjusted EBITDA generated from U.S. dollar denominated businesses was translated to Canadian dollars at a higher average exchange rate (C$1.38/US$) in the third quarter of 2025 when compared with the same quarter in 2024 (C$1.36/US$). A significant portion of U.S. dollar earnings are hedged under the Company's enterprise-wide financial risk management program. The hedge settlements are reported within Eliminations and Other.

Liquids Pipelines

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Mainline System	1,343	1,348	4,096	4,003
Regional Oil Sands System	236	223	729	693
Gulf Coast and Mid-Continent Systems[1]	319	364	1,052	1,227
Other Systems[2]	409	408	1,387	1,336
Adjusted EBITDA[3]	2,307	2,343	7,264	7,259

1
Consists of Flanagan South Pipeline, Seaway Pipeline, Gray Oak Pipeline, Cactus II Pipeline, Enbridge Ingleside Energy Center, and others.
2
Other consists of Southern Lights Pipeline, Express-Platte System, Bakken System, and others.
3
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Liquids Pipelines adjusted EBITDA decreased $36 million compared with the third quarter of 2024, primarily related to:

•
lower contributions from the Flanagan South Pipeline and Spearhead Pipeline.

Gas Transmission

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
U.S. Gas Transmission	1,070	946	3,339	2,786
Canadian Gas Transmission	122	101	439	395
Other[1]	70	107	307	329
Adjusted EBITDA[2]	1,262	1,154	4,085	3,510

1
Other consists of Tomorrow RNG, Gulf Offshore assets, our investment in DCP Midstream, and others.
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Gas Transmission adjusted EBITDA increased $108 million compared with the third quarter of 2024, primarily related to:

•
favorable contracting and successful rate case settlements on certain U.S. Gas Transmission assets;
•
contributions from the Venice Extension project which entered service in the fourth quarter of 2024; and
•
contributions from the acquisitions of an interest in the Matterhorn Express Pipeline in the second quarter of 2025 and the Delaware Basin Residue Pipeline in the fourth quarter of 2024; partially offset by
•
lower contributions from renewable natural gas assets due to lower Renewable Identification Number (RIN) pricing and timing of RIN sales.

Gas Distribution and Storage

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Enbridge Gas Ontario[1]	292	297	1,660	1,370
U.S. Gas Utilities[1]	258	217	1,308	445
Other	10	8	32	39
Adjusted EBITDA[2]	560	522	3,000	1,854

1
Enbridge Gas Inc. doing business as Enbridge Gas Ontario. U.S. Gas Utilities consist of East Ohio Gas Company (doing business as Enbridge Gas Ohio), Questar Gas Company (doing business as Enbridge Gas Utah) and Public Service Company of North Carolina (doing business as Enbridge Gas North Carolina).
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Adjusted EBITDA for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina typically follows a seasonal profile. EBITDA is generally highest in the first and fourth quarters of the year. Seasonal profiles for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina reflect greater volumetric demand during the heating season and the magnitude of the seasonal adjusted EBITDA fluctuations will vary from year-to-year in Ontario reflecting the impact of colder or warmer than normal weather on distribution volumes. Enbridge Gas Ohio's earnings are largely decoupled from volumes and less impacted by weather fluctuations. Enbridge Gas Utah and Enbridge Gas North Carolina have revenue decoupling mechanisms that are not impacted by weather or gas volume variability, but revenues are shaped to align with the seasonal usage profile. Enbridge Gas Ontario revenue is affected by weather variability.

Adjusted EBITDA for the third quarter increased $38 million compared with the third quarter of 2024 primarily related to:

•
full-quarter contributions from the acquisition of Enbridge Gas North Carolina; and
•
increased revenue requirement from contributions from capital investments at Enbridge Gas Ohio.

When compared with the normal forecast embedded in rates, the impact of weather to Adjusted EBITDA for Enbridge Gas Ontario was negligible in both the third quarter of 2025 and the third quarter of 2024.

Renewable Power Generation

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA[1]	100	86	461	512

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Renewable Power Generation adjusted EBITDA increased $14 million compared with the third quarter of 2024 primarily related to:

•
higher contributions related to higher revenue from sale of renewable energy certificates and Orange Grove Solar entering service.

Eliminations and Other

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Operating and administrative recoveries	89	96	314	381
Realized foreign exchange hedge settlement (loss)/gain	(51)	—	(385)	(26)
Adjusted EBITDA[1]	38	96	(71)	355

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Operating and administrative recoveries captured in this segment reflect the cost of centrally delivered services (including depreciation of corporate assets) inclusive of amounts recovered from business units for the provision of those services. U.S. dollar denominated earnings within operating segment results are translated at average foreign exchange rates during the quarter, and the impact of settlements made under the Company's enterprise foreign exchange hedging program are captured in this corporate segment.

Eliminations and Other adjusted EBITDA decreased $58 million compared with the third quarter of 2024 due to:

•
higher realized foreign exchange losses on hedge settlements in 2025.

Distributable Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars; number of shares in millions)
Liquids Pipelines	2,307	2,343	7,264	7,259
Gas Transmission	1,262	1,154	4,085	3,510
Gas Distribution and Storage	560	522	3,000	1,854
Renewable Power Generation	100	86	461	512
Eliminations and Other	38	96	(71)	355
Adjusted EBITDA[1,3]	4,267	4,201	14,739	13,490
Maintenance capital	(303)	(290)	(848)	(748)
Interest expense[1]	(1,247)	(1,133)	(3,696)	(3,228)
Current income tax[1]	(154)	(176)	(771)	(597)
Distributions to noncontrolling interests[1]	(81)	(79)	(276)	(245)
Cash distributions in excess of equity earnings[1]	138	109	335	347
Preference share dividends	(105)	(99)	(311)	(287)
Other receipts of cash not recognized in revenue[2]	36	53	89	89
Other non-cash adjustments	15	10	(15)	96
DCF[3]	2,566	2,596	9,246	8,917
Weighted average common shares outstanding	2,181	2,177	2,180	2,147

1
Presented net of adjusting items.
2
Consists of cash received, net of revenue recognized, for contracts under make-up rights and similar deferred revenue arrangements.
3
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.

Third quarter 2025 DCF decreased $30 million compared with the same period of 2024 primarily due to operational factors discussed above contributing to higher adjusted EBITDA, offset by:

•
higher debt principal, resulting in higher interest expense; and
•
higher maintenance capital relating to recently acquired and in-service assets.

Adjusted Earnings

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars; except per share amounts)
Adjusted EBITDA[1,2]	4,267	4,201	14,739	13,490
Depreciation and amortization	(1,453)	(1,368)	(4,353)	(3,919)
Interest expense[2]	(1,256)	(1,150)	(3,730)	(3,261)
Income taxes[2]	(397)	(363)	(1,535)	(1,490)
Noncontrolling interests[2]	(58)	(27)	(153)	(136)
Preference share dividends	(106)	(99)	(311)	(287)
Adjusted earnings[1]	997	1,194	4,657	4,397
Adjusted earnings per common share[1]	0.46	0.55	2.14	2.05

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.
2
Presented net of adjusting items.

Adjusted earnings decreased $197 million and adjusted earnings per share decreased by $0.09 when compared with the third quarter in 2024 primarily due to higher adjusted EBITDA driven by operational factors discussed above, offset by:

•
higher depreciation and amortization related to recently acquired and in-service assets;
•
higher debt principal, resulting in higher interest expense; and
•
higher non-controlling interests related to the sale of interest in the Westcoast system.

CONFERENCE CALL

Enbridge will host a conference call and webcast on November 7, 2025 at 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) to provide a business update and review 2025 third quarter results. Analysts, members of the media and other interested parties can access the call toll free at 1-800-606-3040. The call will be audio webcast live at https://events.q4inc.com/attendee/209607087. It is recommended that participants dial in or join the audio webcast fifteen minutes prior to the scheduled start time. A webcast replay will be available soon after the conclusion of the event and a transcript will be posted to the website. The replay will be available for seven days after the call toll-free 1-(800)-606-3040 (conference ID: 9581867).

The conference call format will include prepared remarks from the executive team followed by a question and answer session for the analyst and investor community only. Enbridge’s media and investor relations teams will be available after the call for any additional questions.

DIVIDEND DECLARATION

The Board of Directors has declared the following quarterly dividends. All dividends are payable on December 1, 2025 to shareholders of record on November 14, 2025.

Dividend per share
Common Shares	$0.94250
Preference Shares, Series A	$0.34375
Preference Shares, Series B	$0.32513
Preference Shares, Series D	$0.33825
Preference Shares, Series F	$0.34613
Preference Shares, Series G1	$0.32411
Preference Shares, Series H	$0.38200
Preference Shares, Series I2	$0.29980
Preference Shares, Series L	US$0.36612
Preference Shares, Series N	$0.41850
Preference Shares, Series P	$0.36988
Preference Shares, Series R	$0.39463
Preference Shares, Series 1	US$0.41898
Preference Shares, Series 3	$0.33050
Preference Shares, Series 4[3]	$0.31601
Preference Shares, Series 5	US$0.41769
Preference Shares, Series 7	$0.37425
Preference Shares, Series 9	$0.35450
Preference Shares, Series 11	$0.34231
Preference Shares, Series 13	$0.33719
Preference Shares, Series 15[4]	$0.35163
Preference Shares, Series 19	$0.38825

1
The quarterly dividend per share paid on Preference Shares, Series G was decreased to $0.32411 from $0.32515 on September 1, 2025 due to the reset of the dividend on a quarterly basis.
2
The quarterly dividend per share paid on Preference Shares, Series I was decreased to $0.29980 from $0.30058 on September 1, 2025 due to the reset of the dividend on a quarterly basis.
3
The quarterly dividend per share paid on Preference Shares, Series 4 was decreased to $0.31601 from $0.31696 on September 1, 2025 due to the reset of the dividend on a quarterly basis.
4
The quarterly dividend per share paid on Preference Shares, Series 15 was increased to $0.35163 from $0.18644 on September 1, 2025 due to the reset of the annual dividend on September 1, 2025.

FORWARD-LOOKING INFORMATION

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘believe’’, “estimate’’, ‘‘expect’’, ‘‘forecast’’, ‘‘intend’’, “likely”, ‘‘plan’’, ‘‘project’’, ‘‘target’’, and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: our corporate vision and strategy, including our strategic priorities and enablers; 2025 financial guidance and near term outlook, including projected DCF per share, EPS and adjusted EBITDA and expected growth thereof; expected dividends, dividend growth and payout policy; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (NGL), liquefied natural gas (LNG), renewable natural gas (RNG) and renewable energy; industry and market conditions; anticipated utilization of our assets; expected EBITDA and adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected DCF and DCF per share; expected future cash flows; expected shareholder returns and asset returns; expected performance of Enbridge’s businesses; financial strength, capacity and flexibility; financing costs and plans; expectations on leverage, including Debt-to EBITDA ratio; expectations on sources of liquidity and sufficiency of financial resources; expected costs, benefits and in-service dates related to announced projects and projects under construction; investable capacity and capital allocation priorities; impact of weather and seasonality; expected future growth, development and expansion opportunities, including with respect to the Southern Illinois Connector, Canyon System Pipelines expansion, USGC Storage Growth Program, AGT Enhancement and Pelican CO2 Hub; the characteristics, anticipated benefits, financing and timing of our acquisitions, dispositions and other transactions, including the Acquisitions; government trade policies, as well as possible impacts of potential and announced tariffs, duties, fees, economic sanctions, or other trade measures and the timing thereof; expected future actions and decisions of regulators and courts and the timing and impact thereof; and toll and rate case discussions and proceedings and anticipated outcomes, timelines and impacts therefrom, including those relating to the Gas Distribution and Storage business.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG, RNG and renewable energy; anticipated utilization of our assets; exchange rates; inflation; interest rates; tariffs and trade policies; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; maintenance of support and regulatory approvals for our projects and transactions; anticipated in-service dates; weather; the timing, terms and closing of announced and potential acquisitions, dispositions and other transactions and projects and the anticipated benefits thereof; governmental legislation; litigation; credit ratings; capital project funding; hedging program; expected EBITDA and adjusted EBITDA; expected earnings/ (loss) and adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows; expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions; and general economic and competitive conditions. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG and renewable energy and the prices of these commodities are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation, interest rates and tariffs impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs and are therefore inherent in all forward-looking statements. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities; operating performance; legislative and regulatory parameters and decisions; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom, including the Acquisitions; evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions or other trade measures; operational dependence on third parties; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; global geopolitical conditions; political decisions; public opinion; dividend policy; changes in tax laws and tax rates; exchange rates; interest rates; inflation; commodity prices; access to and cost of capital; our ability to maintain adequate insurance in the future at commercially reasonable rates and terms; and supply of, demand for, and prices of commodities and other alternative energy, including but not limited to those risks and uncertainties discussed in this news release and in Enbridge’s other filings with Canadian and U.S. securities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statement made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

ABOUT ENBRIDGE INC.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our growing European offshore wind portfolio. We're investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We're advancing new technologies including hydrogen, renewable natural gas, and carbon capture and storage. Headquartered in Calgary, Alberta, Enbridge's common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

None of the information contained in, or connected to, Enbridge’s website is incorporated in or otherwise forms part of this news release.

FOR FURTHER INFORMATION PLEASE CONTACT:
Enbridge Inc. – Media	Enbridge Inc. – Investment Community
Jesse Semko	Rebecca Morley
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com

NON-GAAP RECONCILIATIONS APPENDICES

This news release contains references to EBITDA, adjusted EBITDA, adjusted earnings, adjusted earnings per common share (EPS) and DCF per share. Management believes the presentation of these metrics gives useful information to investors and shareholders, as they provide increased transparency and insight into the performance of the Company.

EBITDA represents earnings before interest, tax, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non-operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes and noncontrolling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Company’s ability to generate earnings and uses EPS to assess performance of the Company.

DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests, preference share dividends and maintenance capital expenditures and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

This news release also contains references to Debt-to-EBITDA, a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings to pay debt, as calculated on the basis of generally accepted accounting principles in the United States of America (U.S. GAAP), before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP financial measures and non-GAAP ratios to comparable GAAP measures are not available due to the challenges and impracticability of estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures and non-GAAP ratios is not available without unreasonable effort.

Our non-GAAP financial measures and non-GAAP ratios described above are not measures that have standardized meaning prescribed by U.S. GAAP and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers.

The tables below provide a reconciliation of the non-GAAP measures to comparable GAAP measures.

APPENDIX A

NON-GAAP RECONCILIATIONS – ADJUSTED EBITDA AND ADJUSTED EARNINGS

CONSOLIDATED EARNINGS

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,283	2,325	7,207	7,179
Gas Transmission	1,270	1,146	4,185	4,506
Gas Distribution and Storage	560	522	2,670	1,854
Renewable Power Generation	89	102	421	497
Eliminations and Other	(379)	295	828	(502)
EBITDA	3,823	4,390	15,311	13,534
Depreciation and amortization	(1,398)	(1,317)	(4,197)	(3,783)
Interest expense	(1,262)	(1,314)	(3,777)	(3,301)
Income tax expense	(316)	(312)	(1,679)	(1,437)
Earnings attributable to noncontrolling interests	(59)	(56)	(227)	(167)
Preference share dividends	(106)	(98)	(311)	(286)
Earnings attributable to common shareholders	682	1,293	5,120	4,560

ADJUSTED EBITDA TO ADJUSTED EARNINGS

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars; except per share amounts)
Liquids Pipelines	2,307	2,343	7,264	7,259
Gas Transmission	1,262	1,154	4,085	3,510
Gas Distribution and Storage	560	522	3,000	1,854
Renewable Power Generation	100	86	461	512
Eliminations and Other	38	96	(71)	355
Adjusted EBITDA	4,267	4,201	14,739	13,490
Depreciation and amortization	(1,453)	(1,368)	(4,353)	(3,919)
Interest expense	(1,256)	(1,150)	(3,730)	(3,261)
Income tax expense	(397)	(363)	(1,535)	(1,490)
Earnings attributable to noncontrolling interests	(58)	(27)	(153)	(136)
Preference share dividends	(106)	(99)	(311)	(287)
Adjusted earnings	997	1,194	4,657	4,397
Adjusted earnings per common share	0.46	0.55	2.14	2.05

EBITDA TO ADJUSTED EARNINGS

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars; except per share amounts)
EBITDA	3,823	4,390	15,311	13,534
Adjusting items:
Change in unrealized derivative fair value (gain)/loss	390	(271)	(1,091)	742
Employee severance costs	—	—	—	105
Gain on debt extinguishment	—	—	(25)	—
Gain on sale of assets	(16)	—	(130)	(1,092)
Realized hedge loss	—	—	139	—
Asset impairment	—	—	330	—
Other	70	82	205	201
Total adjusting items	444	(189)	(572)	(44)
Adjusted EBITDA	4,267	4,201	14,739	13,490
Depreciation and amortization	(1,398)	(1,317)	(4,197)	(3,783)
Interest expense	(1,262)	(1,312)	(3,777)	(3,298)
Income tax expense	(316)	(312)	(1,679)	(1,437)
Earnings attributable to noncontrolling interests	(59)	(56)	(227)	(167)
Preference share dividends	(106)	(99)	(311)	(287)
Adjusting items in respect of:
Depreciation and amortization	(55)	(51)	(156)	(136)
Interest expense	6	162	47	37
Income tax expense	(81)	(51)	144	(53)
Earnings attributable to noncontrolling interests	1	29	74	31
Adjusted earnings	997	1,194	4,657	4,397
Adjusted earnings per common share	0.46	0.55	2.14	2.05

APPENDIX B

NON-GAAP RECONCILIATION – ADJUSTED EBITDA TO SEGMENTED EBITDA

LIQUIDS PIPELINES

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	2,307	2,343	7,264	7,259
Change in unrealized derivative fair value gain/(loss)	16	26	54	20
Other	(40)	(44)	(111)	(100)
Total adjustments	(24)	(18)	(57)	(80)
EBITDA	2,283	2,325	7,207	7,179

GAS TRANSMISSION

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	1,262	1,154	4,085	3,510
Change in unrealized derivative fair value gain/(loss) - Commodity prices	(9)	13	(30)	(4)
Gain on sale of assets	16	—	103	1,063
Other	1	(21)	27	(63)
Total adjustments	8	(8)	100	996
EBITDA	1,270	1,146	4,185	4,506

GAS DISTRIBUTION AND STORAGE

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	560	522	3,000	1,854
Asset impairment	—	—	(330)	—
Total adjustments	—	—	(330)	—
EBITDA	560	522	2,670	1,854

RENEWABLE POWER GENERATION

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	100	86	461	512
Change in unrealized derivative fair value gain/(loss)	—	26	105	(13)
Realized hedge loss	—	—	(139)	—
Gain on sale of assets	—	—	27	29
Other	(11)	(10)	(33)	(31)
Total adjustments	(11)	16	(40)	(15)
EBITDA	89	102	421	497

ELIMINATIONS AND OTHER

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	38	96	(71)	355
Change in unrealized derivative fair value gain/(loss) - Foreign exchange	(452)	217	834	(716)
Gain on debt extinguishment	—	—	25	—
Employee severance costs	—	—	—	(105)
Other	35	(18)	40	(36)
Total adjustments	(417)	199	899	(857)
EBITDA	(379)	295	828	(502)

APPENDIX C

NON-GAAP RECONCILIATION – CASH PROVIDED BY OPERATING ACTIVITIES TO DCF

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Net cash provided by operating activities	2,868	2,973	9,159	8,938
Adjusted for changes in operating assets and liabilities[1]	(102)	(155)	739	352
	2,766	2,818	9,898	9,290
Distributions to noncontrolling interests[2]	(81)	(79)	(276)	(245)
Preference share dividends[2]	(105)	(99)	(311)	(287)
Maintenance capital	(303)	(290)	(848)	(748)
Significant adjusting items:
Other receipts of cash not recognized in revenue	36	53	89	89
Employee severance costs, net of tax	—	4	—	95
Distributions from equity investments in excess of cumulative earnings[2]	160	174	556	650
Other items	93	15	138	73
DCF	2,566	2,596	9,246	8,917

1
Changes in operating assets and liabilities, net of recoveries.
2
Presented net of adjusting items.